                                                                                     EXHIBIT 11

                                   GATEWAY BANCSHARES, INC.
                   CONSOLIDATED STATEMENT RE COMPUTATION OF EARNINGS PER SHARE
                                         (unaudited)


The following tabulation presents the calculation of basic and diluted earnings per common share for the three- and six-month periods ended June 30, 2002 and 2001.


                                                      Three Months Ended     Six Months Ended
                                                     --------------------  --------------------
                                                     June 30,   June 30,   June 30,   June 30,
                                                       2002       2001       2001       2001
                                                     ---------  ---------  ---------  ---------
Basic net income                                     $ 324,279  $ 176,637  $ 633,186  $ 340,451
                                                     =========  =========  =========  =========

Basic earnings on common shares                      $ 324,279  $ 176,637  $ 633,186  $ 340,451
                                                     =========  =========  =========  =========

Weighted average common shares outstanding, basic      681,758    679,048    681,668    679,048
                                                     =========  =========  =========  =========

Basic earnings per common share                      $    0.48  $    0.26  $    0.93  $    0.50
                                                     =========  =========  =========  =========

Basic net income per common share                    $    0.48  $    0.26  $    0.93  $    0.50
                                                     =========  =========  =========  =========

Diluted net income                                   $ 324,279  $ 176,637  $ 633,186  $ 340,451
                                                     =========  =========  =========  =========

Diluted earnings on common shares                    $ 324,279  $ 176,637  $ 633,186  $ 340,451
                                                     =========  =========  =========  =========

Weighted average common shares outstanding, diluted    689,660    681,842    689,886    682,006
                                                     =========  =========  =========  =========

Diluted earnings per common share                    $    0.47  $    0.26  $    0.92  $    0.50
                                                     =========  =========  =========  =========

Diluted net income per common share                  $    0.47  $    0.26  $    0.92  $    0.50
                                                     =========  =========  =========  =========